UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 2, 2019
(Date of earliest event reported)

TECH DATA CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)
5350 Tech Data Drive
Clearwater, Florida, 33760
(Address of principal executive offices)

727-539-7429
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange which registered
Common stock, par value $.0015 per share	TECD	NASDAQ Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On August 2, 2019, Tech Data Corporation (the “Company”) entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) among the Company, Mizuho Bank, Ltd., as administrative agent, and the lenders from time to time party thereto, the proceeds of which are being used to refinance the Company’s Term Loan Credit Agreement entered into on November 2, 2016 (as amended, the “Existing Term Loan Credit Agreement”).
On August 2, 2019, pursuant to the terms of the Existing Term Loan Credit Agreement, the Company repaid in full the amounts outstanding under the Existing Term Loan Credit Agreement without any early termination penalty or prepayment premium. The new Term Loan Credit Agreement, among other things, (i) provides a $300 million term loan credit facility with a maturity date of August 2, 2021, (ii) provides for an interest rate on the outstanding principal amount of the loan that is based on LIBOR plus a predetermined margin, and (iii) may be increased up to a total of $500 million, subject to certain conditions. The Term Loan Credit Agreement includes various covenants, limitations and events of default customary for similar facilities for similarly rated borrowers, including a maximum total leverage ratio and minimum interest coverage. The obligations of the Company under the Term Loan Credit Agreement are guaranteed by the Company’s significant domestic subsidiaries, subject to certain exceptions.
In the ordinary course of their respective businesses, some of the agents and lenders under the Term Loan Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, advisory or other financial services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.
The foregoing description of the Term Loan Credit Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the text of the Term Loan Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.
The information set forth in Item 1.01 above is incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description
10.1	Term Loan Credit Agreement, dated as of August 2, 2019, among the Company, Mizuho Bank, Ltd., as administrative agent, and the lenders from time to time party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation
(Registrant)

Date: August 8, 2019	/s/ Charles V. Dannewitz
Charles V. Dannewitz
Executive Vice President &
Chief Financial Officer